EXHIBIT 99.1
                  FORM 3 JOINT FILER INFORMATION AND SIGNATURES


NAME:  THE AMANDA RAPPAPORT TRUST

RELATIONSHIP OF REPORTING PERSON TO ISSUER:  10% OWNER.

ADDRESS:  c/o SRKP 2, INC., 1900 Avenue of the Stars, Suite 310,
          Los Angeles, CA 90067

DESIGNATED FILER:  RICHARD RAPPAPORT (TRUSTEE OF THE AMANDA RAPPAPORT TRUST)

ISSUER AND TICKER SYMBOL:  SRKP 2, INC. [NONE]

DATE OF EVENT REQUIRING STATEMENT:   03/28/07


SIGNATURE: /s/ RICHARD RAPPAPORT, AS TRUSTEE OF THE AMANDA RAPPAPORT TRUST
           ------------------------------
               RICHARD RAPPAPORT, AS TRUSTEE OF THE AMANDA RAPPAPORT TRUST


NAME:  THE KAILEY RAPPAPORT TRUST

RELATIONSHIP OF REPORTING PERSON TO ISSUER:  10% OWNER.

ADDRESS:  c/o SRKP 2, INC., 1900 Avenue of the Stars, Suite 310,
          Los Angeles, CA 90067

DESIGNATED FILER:  RICHARD RAPPAPORT (TRUSTEE OF THE KAILEY RAPPAPORT TRUST)

ISSUER AND TICKER SYMBOL:  SRKP 2, INC. [NONE]

DATE OF EVENT REQUIRING STATEMENT:   03/28/07


SIGNATURE: /s/ RICHARD RAPPAPORT, AS TRUSTEE OF THE KAILEY RAPPAPORT TRUST
           ------------------------------
               RICHARD RAPPAPORT, AS TRUSTEE OF THE KAILEY RAPPAPORT TRUST